    Limited Signatory Power  By this Limited Signatory Power, the undersigned authorizes and designates each of Suzanne A. Barr,  Veronique K. Fine, and Wells M. Engledow, each with full power of subs tu on, to execute and file on  behalf of the undersigned all Forms 3, 4 and 5 (including any exhibits, a achments and amendments  thereto) that the undersigned may be required to file with the Securi es and Exchange Commission as a  result of the undersigned's ownership of or transac ons in securi es of Fannie Mae. The undersigned  further authorizes and designates each of Suzanne A. Barr, Veronique K. Fine, Wells M. Engledow, Sco   Lesmes, and Charmaine Perdon to execute and file on behalf of the undersigned a Form ID, and any  amendments thereto, to facilitate the foregoing. The authority of Suzanne A. Barr, Veronique K. Fine, and  Wells M. Engledow under this Limited Signatory Power shall con nue un l the undersigned is no longer  required to file Forms 3, 4 and 5 with regard to their ownership of or transac ons in securi es of Fannie  Mae, unless earlier revoked in wri ng. The authority of Sco  Lesmes and Charmaine Perdon under this  Limited Signatory Power shall con nue un l six months a er the date below or, if earlier, the date the  undersigned is no longer required to file Forms 3, 4 and 5 with regard to their ownership of or  transac ons in securi es of Fannie Mae, unless earlier revoked in wri ng. The undersigned  acknowledges that Suzanne A. Barr, Veronique K. Fine, Wells M. Engledow, Sco  Lesmes, and Charmaine  Perdon are not assuming, nor is Fannie Mae assuming, any of the undersigned's responsibili es to file  Forms 3, 4 and 5 or otherwise comply with any related laws or regula ons.   This Limited Signatory Power revokes any Signatory Power or Power of A orney the undersigned has  previously signed with respect to Forms 3, 4 and 5, and Form IDs, that the undersigned may be required  to file with the Securi es and Exchange Commission as a result of the undersigned's ownership of or  transac ons in securi es of Fannie Mae.     Date:  December 12, 2023           Signed: /s/ Danielle M. McCoy                                                                                                                                          Danielle M. McCoy